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                                                                    Exhibit 99.1

ab                                                   NEWS RELEASE

THE CARBIDE/GRAPHITE GROUP, INC.                     HTTP://WWW.CGGI.COM
One Gateway Center, 19th Floor
Pittsburgh, PA  15222-1416
412-562-3700

FOR IMMEDIATE RELEASE

            THE CARBIDE/GRAPHITE GROUP, INC. ENTERS INTO A DEFINITIVE
            PURCHASE AGREEMENT WITH AN INVESTOR GROUP FOR THE ASSETS
             ASSOCIATED WITH C/G'S ELECTRODE AND GRAPHITE SPECIALTY
           BUSINESS UNIT AND WITH C/G'S SEADRIFT L.P. NEEDLE COKE UNIT

         PITTSBURGH, PENNSYLVANIA - OCTOBER 1, 2002 - THE CARBIDE/GRAPHITE GROUP, INC. ("C/G") ANNOUNCED THAT AS A PART OF ITS EFFORTS TO EMERGE FROM CHAPTER 11 BANKRUPTCY, IT HAS SIGNED A DEFINITIVE PURCHASE AGREEMENT WITH A GROUP OF PRIVATE INVESTORS (THE GRAPHITE GROUP, LLC) FOR THE COMBINED ASSETS ASSOCIATED WITH C/G'S ELECTRODE AND GRAPHITE SPECIALTY BUSINESS AND C/G'S SEADRIFT L.P. NEEDLE COKE UNIT. THE TERMS OF THIS SECTION 363 ASSET SALE WERE FILED WITH THE WESTERN DISTRICT OF PENNSYLVANIA BANKRUPTCY COURT ON SEPTEMBER 20, 2002.

         THE GRAPHITE GROUP, LLC COMPRISES A GROUP OF PRIVATE INVESTORS, INCLUDING TWO FORMER MEMBERS OF C/G'S BOARD OF DIRECTORS; IRONWOOD PARTNERS, LLC, A NEW YORK CITY-BASED INVESTMENT FUND; AND HICKORY ACQUISITIONS, AN INVESTOR GROUP WITH SUBSTANTIAL MANAGEMENT EXPERIENCE IN THE PETRO-CHEMICAL INDUSTRY. THE GRAPHITE GROUP, LLP WILL CONTINUE TO OPERATE THE ELECTRODE OPERATIONS IN ST. MARYS, PA AND NIAGARA FALLS, NY, AND THE NEEDLE COKE OPERATION IN SEADRIFT, TX. THE TRANSACTION IS EXPECTED TO CLOSE BY NOVEMBER 15, 2002. WALTER FOWLER, C/G'S CEO, COMMENTED, "WE ARE PLEASED TO HAVE THE PURCHASE OFFER FROM THE GRAPHITE GROUP, LLC FOR C/G'S ELECTRODE AND NEEDLE COKE OPERATIONS. THIS OFFER SIGNIFICANTLY FURTHERS OUR EFFORTS TO HAVE ALL THE OPERATING ASSETS OF C/G EMERGE FROM BANKRUPTCY AT THE EARLIEST POSSIBLE DATE." CONSUMMATION OF TRANSACTION IS SUBJECT TO AN AUCTION TO BE CONDUCTED BY THE BANKRUPTCY COURT ON OCTOBER 16, 2002.

         Note: This release contains forward-looking statements that are based on current expectations, estimates and projections about the industries in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and are subject to the safe harbor created thereby. These statements are based on a number of assumptions that could ultimately prove inaccurate and, therefore, there can be no assurance that such statements will prove to be accurate. Other risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


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